Exhibit 99.1

Porch Group Reports Second Quarter 2021 Financial Results

Company Exceeds Q2 Guidance and Increases Full Year 2021 Revenue Guidance to $184 Million, Representing Approximately 155% Year-over-Year Growth

Via Acquisition, Porch now a Leading Provider of Software for Title Companies

SEATTLE, WA, August 16, 2021 – Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH), a leading vertical software and InsurTech company reinventing the home services industry, today reported financial results for the second quarter ended June 30, 2021.

“Our excellent second quarter results showcased our ability to significantly grow our business and expand our vertical software platform into adjacent home service industries,” said Matt Ehrlichman, Founder, Chairman and CEO. “We have demonstrated consistent execution of our strategy that is driving strong growth for shareholders, and we have raised our full year revenue outlook reflecting the continued confidence in our go-forward strategy. For the quarter, our total revenue increased by 200% compared to the same period last year and we are thrilled to welcome the Homeowners of America team into the Porch Group family following the acquisition’s close in April. We continue to execute well on our M&A pipeline, as evidenced by our Q2 acquisition of Rynoh, a leading provider of software for title companies. Our business continues to perform well across each of our areas of focus, with insurance at the core where we can leverage our unique customer acquisition and property data advantages. We have generated strong momentum into the back half of the year and are focused on continuing to execute across our business to benefit all our stakeholders. I want to credit and thank our incredible team that continues to drive us ahead and establish Porch as the leader for the home services industry.”

Second Quarter 2021 Financial Results

Total revenue for the second quarter of 2021 was $51.3 million, an increase of 200% from $17.1 million in the second quarter of 2020. When adjusting for past divestitures by the Company, year-over-year growth was 235%, up from $15.4 million in the second quarter of 2020 pro forma. The increase in total revenue was driven by selling software to more companies and by significantly increasing both the B2B SaaS fees and transaction revenue generated per company, in large part driven by rapid growth in Porch’s InsurTech division.

Revenue less cost of revenue for the second quarter 2021 was 62% and contribution margin was 33%. GAAP net loss for the second quarter of 2021 totaled $16.3 million. Adjusted EBITDA loss, a non-GAAP metric, for the second quarter of 2021 totaled $10.3 million (or -20% of total revenue). Weather-related insurance claims costs contributed approximately $4 million of additional cost of revenue as compared to historical Q2 periods with average weather.

As of June 30, 2021, cash, cash equivalents, and restricted cash totaled $152.4 million.

Second Quarter 2021 Key Performance Indicators (KPIs)

Software and services to companies:

•	Average number of companies increased to 17,120, up 63% year-over-year. Rynoh contributed 1,099 companies to Porch’s total Q2 company count.

•	Average revenue per company per month increased to $999.70, up 80% year-over-year.

Monetized services for consumers:

•	Number of monetized services was 302,462 in Q2 2021, up approximately 66% year-over-year.

•	Average revenue per monetized service was $129, up 50% year-over-year.

Q2 Acquisitions

As previously disclosed, in April 2021, Porch closed its acquisition of Homeowners of America, going deeper into insurance by adding a full stack carrier and managing general agent. Additionally, in Q2, Porch acquired Rynoh, a leading provider of patented SaaS solutions for title companies and other settlement agents. Located in Virginia, Rynoh applications help protect real estate closings by providing continuous end-to-end account auditing, daily reconciliation, transaction monitoring, fraud detection and reporting. Porch expects Rynoh to generate $8 million in revenue for the full year 2021, with $4 million of that accruing to Porch’s 2021 year post-close. Rynoh contributed $1.3 million to Porch in the second quarter of 2021. Rynoh operates with similar gross margin and contribution margins as Porch and is expected to operate largely at breakeven Adjusted EBITDA in the near-term as it invests in growth. Porch acquired Rynoh for $31.5 million cash at closing, with $3.5 million due in April 2023.

Business Overview

•	SaaS application used by title companies (and other settlement agents) to protect the residential real estate transaction

•	Open solution that integrates with 20 title CRM software platforms

•	Provides continuous end-to-end account auditing, daily reconciliation, transaction monitoring, fraud detection and reporting for greater than 30% of all U.S. home purchase and refinance transactions in Q1 2021

•	Since inception, the company has monitored over 16.5 million closings in the US worth more than $5 trillion

Full Year 2021 Financial Outlook

Porch provides guidance based on current market conditions and expectations.

For the full year of 2021, Porch increased its revenue outlook from $178 million to $184 million, representing approximately 155% year-over-year revenue growth. The vast majority of Porch’s revenue is recurring, with the company continuing to expect approximately 90% of 2021 revenues from its vertical software solutions (25% from B2B software and service subscription fees and approximately 65% from corresponding move-related transaction revenues which includes insurance), and approximately 10% of revenues from post-move services. The Company reiterated full-year 2021 guidance for revenue less cost of revenue of approximately 72%, contribution margin of approximately 40%, and tightened its Adjusted EBITDA margin guidance range to -13% to -16%.

Porch is not providing reconciliations of expected Adjusted EBITDA margin or contribution margin for future periods to the most directly comparable measures prepared in accordance with GAAP because Porch is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of Porch’s control. In particular, the charges excluded from these non-GAAP measures are subject to high variability and complexity due to Porch’s ongoing growth.

Conference Call

Porch management will host a conference call today (August 16, 2021) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The presentation will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website. A question-and-answer session will follow management’s prepared remarks.

All are invited to listen to the event by registering for the webinar here.

To access the webinar by telephone, please see below:

Or One tap mobile:

+16699006833,,82481756169# US (San Jose); +14086380968,,82481756169# US (San Jose)

Or join by phone:

Dial (for higher quality, dial a number based on your current location):

US: +1 669 900 6833 or +1 408 638 0968 or +1 346 248 7799 or +1 253 215 8782 or +1 301 715 8592 or +1 312 626 6799 or +1 646 876 9923

Webinar ID: 824 8175 6169

International numbers available here.

If you have any difficulty connecting with the conference call or webcast, please contact Porch’s investor relations team at (949) 574-3860 or PRCH@gatewayir.com.

A replay of the webinar will also be available in the Investors section of Porch’s corporate website.

About Porch Group

Seattle-based Porch Group, the vertical software platform for the home, provides software and services to more than 17,000 home services companies such as home inspectors, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch, visit porchgroup.com or porch.com.

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch’s future financial or operating performance. For example, projections of future revenue, contribution margin, Adjusted EBITDA and other metrics, business strategy and plans, and anticipated impacts from pending or completed acquisitions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of Porch’s December 2020 business combination (the “Merger”) with PropTech Acquisition Corporation (“PropTech”), which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably, maintain key commercial relationships and retain its management and key employees; (2) expansion plans and opportunities, including future and pending acquisitions or additional business combinations; (3) costs related to the Merger and being a public company; (4) litigation, complaints, and/or adverse publicity; (5) the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; (6) privacy and data protection laws, privacy or data breaches, or the loss of data; (7) the impact of the COVID-19 pandemic and its effect on the business and financial conditions of Porch; and (8) other risks and uncertainties described in Porch’s most recent annual report on Form 10-K/A and subsequent reports such as Porch’s quarterly report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted EBITDA, Adjusted EBITDA margin and contribution margin, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Porch defines Adjusted EBITDA as net income (loss) adjusted for interest expense, net, income taxes, other expenses, net, depreciation and amortization, certain non-cash long-lived asset impairment charges, stock-based compensation expense and acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestures and certain transaction costs. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of total revenue. Contribution margin is defined as revenue less all variable expenses, including cost of revenue, market, and sales. See the reconciliation table below for more details regarding these non-GAAP measurements, including the reconciliation of historical non-GAAP figures to the nearest comparable GAAP measure.

Porch uses these non-GAAP measures to compare Porch’s performance to that of prior periods for budgeting and planning purposes. Porch believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Porch’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Porch's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Porch does not recommend the sole use of these non-GAAP measures to assess its financial performance. You should not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.

You should review the following reconciliation of non-GAAP measures to the nearest comparable GAAP measures, and not rely on any single financial measure to evaluate Porch’s business:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(16,296)	$(6,258)	$(81,398)	$(24,625)
Interest expense	1,216	3,291	2,439	6,377
Income tax (benefit) expense	(7,731)	3	(8,081)	24
Depreciation and amortization	3,894	128	6,356	1,917
Gain on extinguishment of debt	(8,243)	(3,856)	(8,243)	(3,609)
Investment income and realized gains	(387)	—	(397)	—
Other expense, net(1)	165	1,841	91	3,468
Non-cash long-lived asset impairment charge	72	134	139	301
Non-cash stock-based compensation	6,642	363	23,365	732
Non-cash bonus expense	393	—	683	—
Revaluation of contingent consideration	574	1,480	220	1,400
Revaluation of earnout liability	4,032	—	22,801	—
Revaluation of private warrant liability	4,303	—	20,212	—
Acquisition and related expense(2)	1,056	780	1,896	1,151
Adjusted EBITDA (loss)	$(10,312)	$(2,094)	$(19,916)	$(12,864)
Adjusted EBITDA (loss) as a percentage of revenue	(20)%	(12)%	(26)%	(40)%

Investor Relations Contacts:

Walter Ruddy, Head of Investor Relations & Treasury

Porch Group

(206) 715-2369

WalterRuddy@porch.com

Cody Slach/Matt Glover/Alex Thompson

Gateway Group, Inc.

(949) 574-3860

PRCH@gatewayir.com

Porch Press contact:

Jordan Schmidt

Gateway Group, Inc.

(949) 386-6332

PRCH@gatewayir.com

PORCH GROUP, INC.

Condensed Consolidated Statements of Operations

(all numbers in thousands, except share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$51,340	$17,122	$78,083	$32,196
Operating expenses(1):
Cost of revenue	19,500	3,792	25,429	7,891
Selling and marketing	23,122	8,787	37,762	21,640
Product and technology	11,050	5,071	22,841	12,423
General and administrative	20,611	5,893	44,625	10,049
Gain on divestiture of businesses	—	(1,442)	—	(1,442)
Total operating expenses	74,283	22,101	130,658	50,561
Operating loss	(22,943)	(4,979)	(52,575)	(18,365)
Other income (expense):
Interest expense	(1,216)	(3,291)	(2,439)	(6,377)
Change in fair value of earnout liability	(4,032)	—	(22,801)	—
Change in fair value of private warrant liability	(4,303)	—	(20,212)	—
Gain on extinguishment of debt	8,243	3,856	8,243	3,609
Investment income and realized gains	387	—	397	—
Other income (expense), net	(165)	(1,841)	(91)	(3,468)
Total other expense	(1,084)	(1,276)	(36,904)	(6,236)
Loss before income taxes	(24,027)	(6,255)	(89,479)	(24,601)
Income tax benefit (expense)	7,731	(3)	8,081	(24)
Net loss	$(16,296)	$(6,258)	$(81,398)	$(24,625)

Net loss attributable per share to common stockholders:
Basic	$(0.17)	$(0.18)	$(0.89)	$(0.70)
Diluted	$(0.17)	$(0.18)	$(0.89)	$(0.70)

Weighted-average shares used in computing net loss attributable per share to common stockholders:
Basic	95,221,928	35,478,347	91,483,053	35,117,130
Diluted	95,221,928	35,478,347	91,483,053	35,117,130

PORCH GROUP, INC.

Condensed Consolidated Balance Sheets

(all numbers in thousands, except share amounts)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$150,201	$196,046
Accounts receivable, net	22,982	4,268
Short-term investments	10,149	—
Reinsurance balance due	307,956	—
Prepaid expenses and other current assets	6,844	4,080
Restricted cash	2,222	11,407
Total current assets	500,354	215,801
Property, equipment, and software, net	7,888	4,593
Goodwill	120,961	28,289
Long-term investments	57,243	—
Intangible assets, net	84,670	15,961
Long-term insurance commissions receivable	6,140	3,365
Other assets	368	378
Total assets	$777,624	$268,387

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,621	$9,203
Accrued expenses and other current liabilities	25,670	9,905
Deferred revenue	162,627	5,208
Refundable customer deposit	2,299	2,664
Current portion of long-term debt	104	4,746
Losses and loss adjustment expense reserves	115,500	—
Other insurance liabilities, current	106,208	—
Total current liabilities	417,029	31,726
Long-term debt	43,834	43,237
Refundable customer deposit, non-current	378	529
Earnout liability, at fair value	47,224	50,238
Private warrant liability, at fair value	34,903	31,534
Other liabilities (includes $10,050 and $3,549 at fair value, respectively)	5,486	3,798
Total liabilities	548,854	161,062
Commitments and contingencies (Note 11)
Stockholders’ equity
Common stock, $0.0001 par value:	10	8
Authorized shares – 400,000,000 and 400,000,000, respectively
Issued and outstanding shares – 96,293,416 and 81,669,151, respectively
Additional paid-in capital	627,396	424,823
Accumulated other comprehensive income	267	—
Accumulated deficit	(398,903)	(317,506)
Total stockholders’ equity	228,770	107,325
Total liabilities and stockholders’ equity	$777,624	$268,387

PORCH GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(all numbers in thousands, unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(81,398)	$(24,625)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,356	3,386
Loss on sale and impairment of long-lived assets	126	325
Loss (gain) on extinguishment of debt	(8,243)	(3,609)
Loss on remeasurement of debt	—	1,412
Loss (gain) on divestiture of businesses	—	(1,442)
Loss on remeasurement of warrants	20,212	1,999
Loss (gain) on remeasurement of contingent consideration	(314)	1,400
Loss on remeasurement of earnout liability	22,801	—
Stock-based compensation	23,477	1,034
Amortization of premium/accretion of discount, net	654	—
Net realized (gains) losses on investments	—	—
Interest expense (non-cash)	67	2,775
Other	(1,479)	310
Change in operating assets and liabilities, net of acquisitions and divestitures
Accounts receivable	(5,017)	(1,130)
Reinsurance balance due	(94,883)	—
Prepaid expenses and other current assets	1,654	130
Long-term insurance commissions receivable	(2,775)	(984)
Accounts payable	(21,417)	2,723
Accrued expenses and other current liabilities	(3,292)	3,522
Losses and loss adjustment expense reserves	29,655	—
Other insurance liabilities, current	76,474	—
Deferred revenue	15,824	4,320
Refundable customer deposits	(1,273)	(1,506)
Contingent consideration - business combination	—	—
Deferred income tax benefit	(8,153)	—
Other	172	218
Net cash used in operating activities	(30,772)	(9,742)
Cash flows from investing activities:
Purchases of property and equipment	(539)	(62)
Capitalized internal use software development costs	(1,510)	(1,571)
Purchases of short-term and long-term investments	(9,476)	—
Maturities, sales of short-term and long-term investments	8,110	—
Acquisitions, net of cash acquired	(127,883)	—
Net cash used in investing activities	(131,298)	(1,633)
Cash flows from financing activities:
Proceeds from debt issuance, net of fees	—	10,079
Repayments of principal and related fees	(150)	(3,731)
Proceeds from issuance of redeemable convertible preferred stock, net of fees	—	4,714
Proceeds from exercises of warrants	126,772	—
Proceeds from exercises of stock options	2,544	1
Income tax withholdings paid upon vesting of restricted stock units	(22,126)	—
Settlement of contingent consideration related to a business combination	—	—
Net cash provided by financing activities	107,040	11,063
Change in cash, cash equivalents, and restricted cash	$(55,030)	$(312)
Cash, cash equivalents, and restricted cash, beginning of period	$207,453	$7,179
Cash, cash equivalents, and restricted cash end of period	$152,423	$6,867